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As filed with the Securities and Exchange Commission on April 20, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GEOKINETICS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-1690082 (I.R.S. Employer Identification No.)

1500 CityWest Blvd., Suite 800
Houston, Texas 77042
Telephone: (713) 850-7600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William L. Moll, Jr.
Vice President, General Counsel and Corporate Secretary
1500 CityWest Blvd., Suite 800
Houston, Texas 77042
Telephone: (713) 850-7600
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

George G. Young III
Kendall Hollrah
Haynes and Boone, LLP
1221 McKinney, Suite 2100
Houston, Texas 77010
Telephone: (713) 547-2000
Fax: (713) 236-5699

Approximate date of commencement of proposed sale to the public:
From time to time after the Registration Statement becomes effective, as determined by the applicable Registrant.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE

Common Stock, par value $0.01 per share	2,153,616(3)	$8.03	$17,293,536	—

Common Stock, par value $0.01 per share	1,165,000(4)	$8.03	$9,354,950	—

Total	3,318,616	—	$26,648,486	$3,093.89

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities to be offered or issued by the registrant to the selling shareholder upon adjustment under anti-dilution provisions covering stock splits, stock dividends and similar transactions.

(2)
The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices reported for the registrant's common stock traded on the NYSE Amex on April 19, 2011.

(3)
Represents shares of common stock being registered for resale that have been issued to the selling shareholder named in this registration statement.

(4)
Represents shares of common stock issuable upon exercise of warrants to purchase shares of common stock in a private placement to the selling shareholder named in this registration statement.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling shareholder are soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 20, 2011

PROSPECTUS

Geokinetics Inc.

3,318,616 Shares

Common Stock

        This prospectus relates to the offer and resale by the selling shareholder identified in this prospectus of up to 2,153,616 shares of our common stock and 1,165,000 shares of our common stock that may be issued by us upon exercise of warrants.

        The selling shareholder identified in this prospectus (which term as used in this prospectus includes its respective pledges, donees, transferees or other successors-in-interest) may offer these shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

        Although we will incur expenses in connection with the registration of the securities, we will not receive any of the proceeds from the sale of the ordinary shares by the selling shareholder. However, we will receive gross proceeds of up to approximately $11,230,600 from the exercise of the warrants, if and when they are exercised.

        Our ordinary shares are currently traded on the NYSE Amex under the symbol "GOK." As of April 19, 2011, the closing sale price of our common stock was $7.90.

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 7 for a discussion of information that should be considered before purchasing any of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2011.

        In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it.

        You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using the "shelf" registration process. Under the shelf registration process, the selling shareholder may sell from time to time the securities described in this prospectus in one or more offerings. We may, to the extent necessary, provide a prospectus supplement that will contain specific information about the selling shareholder and the terms of the offering. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities or to us. Any prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus is superseded by the information in the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and the additional information incorporated by reference in this prospectus described below under "Incorporation of Certain Information by Reference" and "Where You Can Find More Information" before making an investment in our ordinary shares.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

        Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

        You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

        Unless stated or the context otherwise requires, references in this prospectus to "we," "us" and "our" refer to Geokinetics Inc. and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein by reference that are not historical facts contain "forward-looking statements" that involve risks and uncertainties. These forward-looking statements are often accompanied by words such as "believe," "should," "anticipate," "plan," "expect," "potential," "scheduled," "estimate," "intend," "seek," "goal," "may" and similar expressions. These statements include, without limitation, statements about the integration of the onshore seismic data acquisition and multi-client data library business of Petroleum Geo-Services ASA ("PGS Onshore"), our market opportunity, our growth strategy, competition, expected activities, future acquisitions and investments, and the adequacy of our available cash resources. We urge you to read these statements carefully and caution you that matters subject to forward-looking statements involve risks and uncertainties, including economic, regulatory, competitive and other factors that may affect our business. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, we do not assume any responsibility for the accuracy and completeness of such statements in the future.

        Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors:

  •
  our ability to comply with the covenants in our revolving credit facility or to obtain an amendment or waiver of such covenants;

  •
  our ability to raise capital or sell assets to meet our short-term liquidity needs;

  •
  our ability to successfully integrate PGS Onshore into our existing operations;

  •
  a decline in capital expenditures by oil and gas exploration and production companies;

  •
  market developments affecting, and other changes in, the demand for seismic data and related services;

  •
  the timing and extent of changes in the price of oil and gas;

  •
  our future capital requirements and availability of financing on satisfactory terms;

  •
  availability or increases in the price of seismic equipment;

  •
  availability of crew personnel and technical personnel;

  •
  competition;

  •
  technological obsolescence of our seismic data acquisition equipment;

  •
  the condition of the capital markets generally, which will be affected by interest rates, foreign currency fluctuations and general economic conditions;

  •
  the effects of weather or other delays on our operations;

  •
  cost and other effects of legal proceedings, settlements, investigations and claims, including liabilities which may not be covered by indemnity or insurance;

  •
  governmental regulation; and

  •
  the political and economic climate in the foreign or domestic jurisdictions in which we conduct business.

        We have also discussed the risks to our business under "Risk Factors" beginning on page 7. Given these risks and uncertainties, we can give no assurances that results projected in any forward-looking statements will in fact occur and therefore caution investors not to place undue reliance on them. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and the documents incorporated by reference herein might not occur.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We are incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information in those documents that is deemed by the rules of the SEC to be furnished not filed, until we close this offering:

  •
  our annual report on Form 10-K for the fiscal year ended December 31, 2010;

  •
  our Current Reports on Form 8-K filed on January 28, 2011, February 8, 2011, February 10, 2011, February 18, 2011, and April 5, 2011; and

  •
  the description of our common stock contained in our Registration Statement on Form S-1 (File No. 333-140385) filed on April 27, 2007.

        You may obtain copies of any of these filings by contacting us at the address and phone number indicated below or by contacting the SEC as described below in "Where You Can Find More Information." Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the internet at:

Geokinetics Inc.
1500 CityWest Blvd., Suite 800
Houston, Texas 77042
(713) 850-7600
Attn: Investor Relations
Internet Website: www.geokinetics.com

        The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings, and this registration statement, over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Unless specifically listed under "Incorporation of Certain Information by Reference" above, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

        Our home page is located at www.geokinetics.com. Our annual reports on Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available free of charge through our web site as soon as reasonably practicable after those reports or filings are electronically filed or furnished to the SEC. Information on our web site or any other web site is not incorporated by reference in this prospectus and does not constitute a part of this prospectus. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the cover page of this prospectus or any supplement. Our business, financial condition, results of operations and prospectus may have changed since that date.

SUMMARY

        This summary highlights selected features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, especially the risks of investing in our common stock discussed under "Risk Factors" in this prospectus and any accompanying prospectus supplement and the risk factors discussed in the documents incorporated by reference herein.

 Geokinetics Inc.

        We are a full-service, global provider of seismic data acquisition, multi-client data library and seismic data processing and interpretation services to the oil and natural gas industry. As an acknowledged industry leader in land, marsh, swamp, transition zone and shallow water (up to 500 feet water depths) ocean bottom cable or "OBC" environments, we have the capacity to operate up to 32 seismic crews with approximately 200,000 recording channels worldwide and the ability to process seismic data collected throughout the world. Crew count, configuration and location can change depending upon industry demand and requirements.

        We provide a suite of geophysical services including acquisition of two-dimensional ("2D"), three dimensional ("3D"), and multi-component seismic data surveys, data processing and interpretation services and other geophysical services for customers in the oil and natural gas industry, which include many national oil companies, major international oil companies and smaller independent E&P companies in the Gulf Coast, Mid-Continent, California, Appalachian and Rocky Mountain regions of the United States, Western Canada, Canadian Arctic, Latin America, Africa, the Middle East, Australia/New Zealand and the Far East. Seismic data is used by E&P companies to identify and analyze drilling prospects, maximize drilling success, optimize field development and enhance production economics. We also maintain a multi-client data library whereby we maintain full or partial ownership of data acquired for future licensing. Our multi-client data library consists of data covering various areas in the United States, Canada, Brazil and Australia.

Issuance of Securities to the Selling Shareholder

        On February 12, 2010, we acquired PGS Onshore, with the ability to deploy up to 13 seismic crews and over 84,000 recording channels. The PGS Onshore acquisition provided us a significant business expansion into Mexico and Alaska, where PGS Onshore employs crews using specialized seismic vehicles designed for the environmentally sensitive arctic region. The PGS Onshore acquisition substantially increased our multi-client seismic library. We have a library that, including the data acquired from PGS Onshore and upon completion of current surveys in progress, will cover approximately 7,500 square miles of 3D data and 1,100 linear miles of 2D data. On February 12, 2010, we issued 2,153,616 shares of our common stock to the selling shareholder in connection with the acquisition of PGS Onshore.

        On December 14, 2010, the selling shareholder purchased a warrant from us to purchase 1,165,000 shares of our common stock at an exercise price per share of $9.64, representing 105% of the closing market price for our common stock as of December 13, 2010.

 The Offering

Common stock offered by the selling shareholder	3,318,616 shares(1)
Selling shareholder	All of the common stock is being offered by the selling shareholder named herein. See "Selling Shareholder" for more information on the selling shareholder.
Use of proceeds	We will not receive any proceeds from the sale of the shares in this offering.
Plan of distribution

The selling shareholder named in this prospectus, or his pledgees, donees, transferees or other successors-in-interest, may offer or resell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholder may resell the common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions. For additional information on the methods of sale that may be used by the selling shareholder, see "Plan of Distribution" on page 9.

NYSE Amex symbol	GOK
Risk factors

Investing in our common stock involves risks. For a discussion of certain risks associated with an investment in our common stock, please see the section entitled "Risk Factors" beginning on page 7 of this prospectus and the risk factors discussed in the documents incorporated by reference.

(1)
Includes 1,165,000 shares of common stock that may be issued upon the exercise of warrants held by the selling shareholder.

RISK FACTORS

        Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the risk below and the risks described in the section entitled "Risk Factors" in any prospectus supplement and the risks described in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus and in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q and incorporated by reference into this prospectus. The occurrence of any of these risks could materially adversely affect our business, operating results and financial condition.

        The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of the securities and the loss of all or part of your investment.

Risks Related to our Common Stock

Our stock price may be volatile and may decrease in response to various factors, which could adversely affect our business and cause our stockholders to suffer significant losses.

        Although we are listed on a national exchange, our common stock is relatively illiquid and its price has been and may continue to be volatile in the future. The market price of our common stock may be influenced by many factors, many of which are beyond our control, including the risks described in this "Risk Factors" section and the following:

  •
  decreases in prices for oil and natural gas resulting in decreased demand for our services;

  •
  variations in our operating results and failure to meet expectations of investors and analysts;

  •
  the public's reaction to our press releases, other public announcements and filings with the SEC;

  •
  increases in interest rates;

  •
  the loss of customers;

  •
  competition;

  •
  overcapacity within industry;

  •
  illiquidity of the market for our common stock;

  •
  sales of common stock by existing stockholders; and

  •
  other developments affecting us or the financial markets.

        We are unable to predict the extent to which investor interest in us will affect the liquidity of our shares of common stock. If liquidity remains low, stockholders may have difficulty selling our common stock.

 USE OF PROCEEDS

        We will not receive any proceeds from the sale of ordinary shares by the selling shareholder. However, we will receive gross proceeds of up to approximately $11.2 million from the exercise of the warrants, if and when they are exercised. The selling shareholder named in this prospectus will pay any underwriting fees, discounts and commissions, along with any fees and expenses of underwriter's counsel and certain of the selling shareholder's out-of-pocket expenses, incurred in connection with their sale of ordinary shares registered under this prospectus. We will bear all other costs, fees and expenses incurred by us, or by the selling shareholder, in effecting the registration, offer and sale of the ordinary shares covered by this prospectus.

SELLING SHAREHOLDER

        The (i) shares of our common stock and (ii) shares of our common stock that may be issued to the selling shareholder following the exercise of the warrant were issued in private transactions with Petroleum Geo-Services ASA ("PGS" or the "selling shareholder"). We granted registration rights to the selling shareholder with respect to the resale or other disposal of the shares of our common stock and shares of our common stock that may be issued pursuant to the exercise of the warrant.

        The following tables set forth certain information with respect to the beneficial ownership of shares of our common stock and warrants by the selling shareholder as of March 15, 2011.

	Shares of Common Stock Beneficially Owned and Which May be Sold in This Offering				Shares of Common Stock Beneficially Owned Following This Offering(3)
Selling Shareholder	Number		Percent		Number	Percent
Petroleum Geo-Services ASA	3,318,616	(1)	18.6	%(2)	0	0%

(1)
Includes 1,165,000 shares of our common stock which the selling shareholder has the right to acquire within 60 days of the date of this prospectus upon exercise of warrants.

(2)
Based on 17,804,459 shares of our common stock outstanding as of March 15, 2011.

(3)
Assumes that the selling shareholder will sell all of the shares of our common stock offered pursuant to this prospectus.

        In connection with our purchase of PGS Onshore, we agreed to nominate two individuals recommended by the selling shareholder to our board of directors. Gottfred Langseth, the selling shareholder's current Executive Vice President and Chief Financial Officer, and Anthony Tripodo were recommended by the selling shareholder to serve on our board of directors.

PLAN OF DISTRIBUTION

        As of the date of this prospectus, we have not been advised by the selling shareholder as to any plan of distribution. The selling shareholder and any of its pledges, assignees and successors-in-interest may, from time to time, sell any or all of their its shares of our common stock on the NYSE Amex or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  any exchange distribution and/or secondary distributions in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  •
  broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  through swaps or other derivatives;

  •
  sales in the over-the-counter market;

  •
  underwritten offerings;

  •
  a combination of any such methods of sale; or

  •
  any other method permitted pursuant to applicable law.

        The selling shareholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

        Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of any agency transaction not in excess of a customary brokerage commission in compliance with National Association of Securities Dealers, Inc., or NASD, Rule 2440; and, in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

        In connection with the sale of the shares or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling shareholder may also sell shares short and deliver these securities to close out their its short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities. The selling shareholder may from time to time pledge or grant a security interest in some or all of the common stock owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

        There can be no assurances that the selling shareholders will sell any or all of the securities offered under this prospectus.

        We are required to pay certain fees and expenses that are incurred in connection with the registration of the shares. We have agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

        Because the selling shareholder may be deemed to be an "underwriter" within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling shareholder has advised us that it has not entered into any writer or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting connection with the proposed sale of the resale shares by the selling shareholder.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

        In connection with offerings under this shelf registration and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions which stabilize or maintain the market price of the securities at levels above those which might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

        We have agreed to keep the registration statement of which this prospectus is a part effective until all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to shares of our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares by the selling shareholder or any other person. We will make copies of this prospectus available to the selling shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

        The validity of the shares of our common stock offered hereby has been passed upon for us by Haynes and Boone, LLP.

EXPERTS

        Our consolidated financial statements incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010 have been audited by UHY LLP, an independent registered public accounting firm, set forth in their report thereon and are incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Geokinetics Inc.

3,318,616 Shares

Common Stock

PROSPECTUS

                , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses expected to be incurred by us in connection with the offering described in this registration statement. All amounts are estimates except the registration and filing fees.

Expenses	Amount
Securities and Exchange Commission registration fee	$3,094
Printing and engraving expenses	5,000
Legal fees and expenses	25,000
Accounting fees and expenses	5,000
Miscellaneous	2,000

Total	$40,094

Item 15.    Indemnification of Directors and Officers

        Section 145 of the General Corporation Law of the State of Delaware, pursuant to which we are incorporated, provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and or purchase indemnity insurance on behalf of its directors and officers.

        In accordance with Section 102(b)(7) of the Delaware Law, our Certificate of Incorporation contains a provision to limit the personal liability of our directors for violations of their fiduciary duty. Article 12 of Geokinetics' Certificate of Incorporation provides as follows:

          (1)   The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (2)   The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (3)   To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suite or proceeding referred to in this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (4)   Any indemnification under parts (1) and (2) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth herein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

          (5)   Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

          (6)   The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (7)   The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was, a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

          (8)   For purposes of this Article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        Article 6 of our Bylaws, provides, in substance, that any current or former directors, officers, employees and agents, or any person who served or is serving at our request as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware. In addition, the Bylaws provide that such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.

        We maintain directors' and officers' liability and corporation reimbursement insurance for the benefit of the company and its directors and officers. The policy provides coverage for certain amounts paid as indemnification pursuant to the provisions of Delaware law and our Bylaws.

Item 16.    Exhibits

EXHIBIT NUMBER	Description Of Exhibit
4.1	Second Amended and Restated Registration Rights Agreement, dated as of February 12, 2010 (incorporated by reference to Exhibit 4.3 to the Form 8-K filed February 16, 2010, file no. 0001104659-10-007439)
4.2
First Amendment to Second Amended and Restated Registration Rights Agreement, dated December 14, 2010 (incorporated by reference to Exhibit 4.4 to the Form 8-K filed December 15, 2010, file no. 0001104659-10-062800)
4.3	Form of 2010 Warrants (incorporated by reference to Exhibit 4.3 to the Form 8-K filed December 15, 2010, file no. 0001104659-10-062800)
5.1	Opinion of Haynes and Boone, LLP (filed herewith)
23.1	Consent of UHY LLP, Independent Registered Certified Public Accounting Firm (filed herewith)
23.2	Consent of Haynes and Boone, LLP (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included on signature page to this Registration Statement)

Item 17.    Undertakings

        (a)   We hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by us pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act of 1934 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on April 20, 2011.

GEOKINETICS INC.
By:	/s/ RICHARD F. MILES Richard F. Miles President and Chief Executive Officer

 POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard F. Miles and Gary L. Pittman, each with full power to act alone, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, including, without limitation, additional registration statements filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title with Geokinetics Inc.	Date

/s/ RICHARD F. MILES Richard F. Miles	President, Chief Executive Officer and Director (principal executive officer)	April 20, 2011
/s/ GARY L. PITTMAN Gary L. Pittman	Executive Vice President and Chief Financial Officer (principal financial officer)	April 20, 2011
/s/ DIANA S. MOORE Diana S. Moore	Vice President and Chief Accounting Officer (principal accounting officer)	April 20, 2011
/s/ WILLIAM R. ZIEGLER William R. Ziegler	Director (Non-executive Chairman)	April 20, 2011
/s/ STEVEN A. WEBSTER Steven A. Webster	Director	April 20, 2011
/s/ CHRISTOPHER M. HARTE Christopher M. Harte	Director	April 20, 2011
/s/ GARY M. PITTMAN Gary M. Pittman	Director	April 20, 2011

Signature	Title with Geokinetics Inc.	Date

/s/ ROBERT L. CABES, JR. Robert L. Cabes, Jr.	Director	April 20, 2011
/s/ CHRISTOPHER D. STRONG Christopher D. Strong	Director	April 20, 2011
Gottfred Langseth	Director
/s/ ANTHONY TRIPODO Anthony Tripodo	Director	April 20, 2011

EXHIBIT INDEX

EXHIBIT NUMBER	Description Of Exhibit
4.1	Second Amended and Restated Registration Rights Agreement, dated as of February 12, 2010 (incorporated by reference to Exhibit 4.3 to the Form 8-K filed February 16, 2010, file no. 0001104659-10-007439)
4.2
First Amendment to Second Amended and Restated Registration Rights Agreement, dated December 14, 2010 (incorporated by reference to Exhibit 4.4 to the Form 8-K filed December 15, 2010, file no. 0001104659-10-062800)
4.3	Form of 2010 Warrants (incorporated by reference to Exhibit 4.3 to the Form 8-K filed December 15, 2010, file no. 0001104659-10-062800)
5.1	Opinion of Haynes and Boone, LLP (filed herewith)
23.1	Consent of UHY LLP, Independent Registered Certified Public Accounting Firm (filed herewith)
23.2	Consent of Haynes and Boone, LLP (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included on signature page to this Registration Statement)